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                    Kimco Realty Corporation and Subsidiaries
Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                                   Dividends
                     For the Year Ended December 31, 1996
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
Income before extraordinary items                                                      $73,826,893

Add:
   Interest on indebtedness                                                             26,039,374
   Amortization of debt related expenses                                                 1,303,837
   Portion of rents representative of the
     interest factor                                                                     2,482,917
                                                                                -------------------
                                                                                       103,653,021

Adjustment for equity share in partnerships                                               (349,642)
                                                                                -------------------

       Income before extraordinary items, as adjusted                                 $103,303,379
                                                                                ===================

Combined fixed charges and preferred stock dividends-
   Interest on indebtedness                                                            $26,039,374
   Preferred stock dividends                                                            16,134,475
   Amortization of debt related expenses                                                 1,149,807
   Portion of rents representative of the
     interest factor                                                                     2,482,917
                                                                                -------------------

               Combined fixed charges and preferred stock dividends                    $45,806,573
                                                                                ===================

Ratio of Earnings to Combined Fixed Charges and
   Preferred Stock Dividends                                                                   2.3
                                                                                ===================
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